OFFICE OF THRIFT SUPERVISION
                             Washington, D.C. 20552
                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)--October 16, 1997

                                Peoples Bancorp
                                ---------------
               (Exact name of registrant as specified in charter)

United States                          4091                     35-1811284
----------------------------        -----------              ----------------
(State or other jurisdiction        (OTS Docket              (I.R.S. Employer
of incorporation                       No.)                Identification Number

212 West 7th Street Auburn, Indiana                                     46706
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(Address of principal executive offices                               (Zip Code)

Registrant's telephone number, including area code:               (219) 925-2500

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 5.   Other Events
          ------------

                      PEOPLES BANCORP ANNOUNCES STOCK SPLIT

(AUBURN) -- The Board of Directors of Peoples Bancorp declared a stock split in the form of a stock dividend. One additional share of common stock will be issued for each two outstanding shares to stockholders of record at the close of business on November 7, 1997 and distributed on or about November 24, 1997. There are currently 2,261,324 shares outstanding and upon completion of the stock split there will be approximately 3,391,986 common shares outstanding.

Chairman Roger J. Wetenberger indicated, "the board of directors is very pleased with the sucess of Peoples Federal and the performance of Peoples Bancorp's stock. We feel the stock dividend will provide the market with additional liquidity and lower the spread on our stock."

Chairman Wertenberger stated that the full annual report will be sent to stockholders in December and that the Annual Stockholders Meeting will be held on January 14, 1998.

Peoples Bancorp, through its wholly owned subsidiary, Peoples Federal Savings Bank, operates six full service offices located in Auburn, Avilla, Columbia City, Garrett, Kendallville, and LaGrange, Indiana. As of Tuesday, October 14, 1997, the closing price for Peoples Bancorp stock was $33.125 per share. Peoples Bancorp is traded on the NASDAQ under the trading symbol PFDC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                        PEOPLES BANCORP
                                                        ---------------
                                                         (Registrant)

Date:  October 16, 1997                         Maurice F. Winkler III
                                         President and Chief Operating Officer

Date:  October 16, 1997                         Deborah K. Stanger
                                      Vice President and Chief Financial Officer